UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Tennessee Valley Authority (“TVA”) announced on April 5, 2013, that Charles Pardee has been appointed as TVA's new Executive Vice President and Chief Generation Officer (“CGO”), effective April 8, 2013. In this position, Mr. Pardee will be responsible for overseeing TVA's fleet of generation resources, including nuclear, coal, natural gas, hydroelectic, and renewable resources. In addition, he will be responsible for overseeing TVA's river operations, fuel procurement, and power trading operations.

Mr. Pardee, age 53, worked at Exelon Corporation, an energy company, and its subsidiaries from February 2000 to November 2012. He served as Chief Operating Officer, Exelon Generation from April 2010 to November 2012, as Chief Nuclear Officer, Exelon Nuclear from October 2007 to April 2010, as Chief Operating Officer, Exelon Nuclear from June 2005 to October 2007, as Senior Vice President, Nuclear Fleet Services from August 2003 to June 2005, as Senior Vice President, Mid Atlantic Operations from January 2002 to August 2003, and as Site Vice President, LaSalle County Generation Station from February 2000 to January 2002.

Mr. Pardee will receive an annual salary of $590,000.  He will be a participant in TVA's Executive Annual Incentive Plan with an annual incentive opportunity of 80 percent of his annual salary beginning in fiscal year 2013, and he will also be a participant in TVA's Long-Term Incentive Plan with a long-term incentive opportunity of 125 percent of his annual salary (beginning with the performance cycle ending on September 30, 2013).  The annual incentive award for fiscal year 2013 will be prorated based on the number of full months Mr. Pardee participates in the performance period ending September 30, 2013. In addition, the long-term incentive awards for performance cycles ending on September 30, 2013, September 30, 2014, and September 30, 2015 will be prorated based on the number of full months Mr. Pardee participates in these performance cycles.

Mr. Pardee will also be a Tier 1 participant in TVA's Supplemental Executive Retirement Plan (“SERP”). The prior employer offset will be waived, and Mr. Pardee will be granted an additional five years of credited service if he remains employed with TVA for at least five years and satisfies the minimum five-year vesting requirement.

TVA and Mr. Pardee will enter into a Long-Term Deferred Compensation Plan (“LTDCP”) agreement that will provide a credit of $200,000 as soon as practical following the execution of the LTDCP agreement, as well as credits of $200,000 on each of January 1, 2014, January 1, 2015, and January 1, 2016. Mr. Pardee will become fully vested in the balance of his account if he remains employed by TVA through the expiration of the LTDCP agreement on December 31, 2016. Mr. Pardee will also be eligible to receive additional awards of up to $200,000 per year based on the evaluation of his performance. Mr. Pardee will also receive a vehicle allowance of approximately $11,700 per year.

Mr. Pardee will receive actual and reasonable travel and moving expenses and a recruitment and relocation incentive in the amount of $150,000, all of which must be repaid to TVA if, within one year of the effective date of his employment, (1) he voluntarily terminates his employment, unless the separation is for reasons beyond his control and acceptable to TVA, or (2) he is terminated for cause.

There are no family relationships between Mr. Pardee and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA.  Mr. Pardee does not have a direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with his employment as described in this report.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Offer Letter to Mr. Pardee Accepted as of March 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: April 5, 2013	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Item 5.02 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Offer Letter to Mr. Pardee Accepted as of March 14, 2013